Exhibit 99.1

For Immediate Release:

Vertiv Announces Agreement to Acquire UtilityInnovation Group to Accelerate Time to Power for AI Data Centers

~$1.45 billion acquisition expected to expand Vertiv’s addressable opportunity in power-constrained data centers

•	Adds microgrid controls, onsite generation orchestration, microgrid-specific switchgear and behind-the-meter power architecture to Vertiv’s portfolio

•	Extends Vertiv’s power and cooling portfolio from grid interconnect to chip, independent of any single generation technology or supplier

•	UIG’s proven team and proprietary technology expected to help customers accelerate time to power through grid-connected or grid-independent architectures

Columbus, Ohio (September 2, 2026) – Vertiv Holdings Co. (NYSE: VRT) (“Vertiv”), a global leader in critical digital infrastructure, today announced its wholly-owned subsidiary, Vertiv Corporation, has entered into an agreement and plan of merger to acquire Utility Innovation Holdings, Inc., which operates as UtilityInnovation Group (“UIG”), a leader in microgrid solutions, advanced power controls and behind-the-meter power architecture design for data centers, for approximately $1.45 billion in cash at closing, with additional consideration of up to $1.15 billion in cash based on achieving certain earnings before interest, taxes, depreciation and amortization (“EBITDA”) targets over 12- and 24-month periods.

At the approximately $1.45 billion purchase price, the acquisition represents approximately 13x expected UIG 2027 EBITDA. The EBITDA multiple is anticipated to be significantly lower if the full earnout is paid. Vertiv expects the acquisition to be accretive to adjusted earnings per share in the first year following completion. Strategically, the acquisition extends Vertiv upstream to the grid interconnect, adding microgrid controls, onsite generation and energy storage orchestration, and behind-the-meter power architecture. These capabilities are expected to help data center operators secure power faster as grid constraints increasingly limit AI infrastructure deployment.

As power availability becomes a more critical factor in data center development, architecture decisions are moving earlier in the planning process. Microgrid systems can coordinate onsite generation and energy storage, reduce reliance on utility power and support the grid when needed. This is expanding the importance of power architecture at the earliest stages of site development, when decisions can have significant implications for downstream infrastructure.

“For AI data center operators, competitive advantage increasingly depends on how quickly they can move from site selection to first token,” said Gio Albertazzi, Chief Executive Officer, Vertiv. “Vertiv has the most complete power and cooling portfolio in the industry. With UIG, we anticipate extending that portfolio upstream to the utility interconnect and onsite power sources, creating a coordinated architecture from source to chip without tying customers to a single generation technology or supplier.”

Albertazzi continued: “Together, we anticipate being better positioned to support grid-connected sites, bridge-to-grid deployments and islanded sites supplied by onsite generation, while reducing complexity from site planning through rack-level deployment. This broader capability can help customers accelerate time to power and, ultimately, time to first token.”

UIG Founder and CEO Sidney Hinton added: “UIG was founded to solve increasingly complex power challenges for data center operators through flexible, technology-agnostic architectures. Vertiv’s global scale, critical infrastructure portfolio and service capabilities make it a strong strategic fit for what we have built. We believe this combination can expand the reach of UIG’s microgrid controls and power architecture expertise and create greater value for customers as power becomes an increasingly critical constraint on data center growth.”

Expanding Vertiv’s Onsite Power Capabilities

UIG’s expertise and technologies complement Vertiv’s existing offerings:

•

Experience: Design and delivery of microgrid systems for AI data center operators across the United States and Europe, supported by extensive utility relationships and experience with complex, large-scale deployments. UIG’s designs are generation-agnostic, allowing architectures to be built around the technologies a site can permit, fuel and finance.

•

Expertise: Behind-the-meter power architecture design that engages customers at the earliest planning stages, before equipment is selected. This enables Vertiv to help define the power blueprint that shapes downstream infrastructure decisions, supported by pre-validated reference designs for grid-connected, bridge-to-grid and islanded sites.

•	Technology: Proprietary controls platform and pre-engineered microgrid switchgear that orchestrate multiple power sources in real time and coordinate them with the critical power train.

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Today, Vertiv brings deep systems and controls expertise across the critical power train, supported by an end-to-end power and cooling portfolio and global service network. Combined with UIG, Vertiv expects to help customers design and deploy integrated power architectures that improve speed, resiliency, efficiency, and flexibility.

Expected customer and operator benefits include:

•	Faster access to power with less dependence on utility interconnection timelines

•	Ability to scale site capacity beyond what the grid alone can provide

•	A single accountable relationship from grid interconnect through rack-level infrastructure

Together, these capabilities are expected to give customers greater flexibility in how they source, manage and scale power as data center requirements evolve.

About UIG

Founded in 2020, UIG is headquartered in Raleigh, North Carolina, with European headquarters in Dublin, Ireland, and manufacturing operations in North Carolina and New Jersey. The company designs and delivers power systems that support real-time load and frequency balancing across behind-the-meter systems and utility-connected energy resources, helping address the power demands of AI data center workloads. Its solutions include proprietary controls software, customized microgrid switchgear and energy storage.

The transaction is subject to regulatory approvals and customary closing conditions and is expected to close in the fourth quarter of 2026.

J.P. Morgan Securities LLC is acting as financial advisor to Vertiv, and Buchanan Ingersoll & Rooney PC is serving as legal counsel. Morgan Stanley & Co. LLC is acting as financial advisor to UIG, and Davis Polk & Wardwell LLP is serving as legal counsel.

For more information on Vertiv’s leading portfolio of power and thermal management, infrastructure solutions, IT systems, and services for critical digital applications, visit Vertiv.com.

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About Vertiv

Vertiv (NYSE: VRT) brings together hardware, software, analytics and ongoing services to enable its customers’ vital applications to run continuously, perform optimally and grow with their business needs. Vertiv solves the most important challenges facing today’s data centers, communication networks and commercial and industrial facilities with a portfolio of power, cooling and IT infrastructure solutions and services that extends from the cloud to the edge of the network. Headquartered in Westerville, Ohio, USA, Vertiv does business in more than 130 countries. For more information, and for the latest news and content from Vertiv, visit Vertiv.com.

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Category: Financial News

Forward-looking statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27 of the Securities Act, and Section 21E of the Securities Exchange Act. These statements are only a prediction. Actual events or results may differ materially from those in the forward-looking statements set forth herein. Readers are referred to Vertiv’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q for a discussion of these and other important risk factors concerning Vertiv and its operations. Those risk factors and risks related to the transaction, among others, could cause actual results to differ materially from historical performance and include, but are not limited to: the timing and consummation of the proposed transaction; the risk that the closing does not occur; expected expenses related to the transaction; the possible diversion of management time on issues related to the transaction; the ability of Vertiv to maintain relationships with customers and suppliers of UIG; the ability of Vertiv to retain management and key employees of UIG; and whether Vertiv would realize anticipated synergies and accretion contemplated by the acquisition. Vertiv is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Vertiv Holdings Co

For investor inquiries, please contact:

Lynne Maxeiner

Vice President, Global Treasury & Investor Relations

Vertiv

E: lynne.maxeiner@vertiv.com

For media inquiries, please contact:

Ruder Finn for Vertiv

E: Vertiv@RuderFinn.com

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